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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Canterbury Park Holding Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANTERBURY PARK HOLDING CORPORATION
1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

To Our Shareholders:

        The attached Amended Notice of Annual Meeting of Shareholders and Proxy Statement Supplement (the "Supplemental Materials") are being sent to you because the Company has determined to add an ADDITIONAL PROPOSAL to the original Proxy Statement dated April 30, 2002 (the "Original Proxy Materials"). The additional proposal to amend our 1994 Stock Plan will be considered at the upcoming Annual Meeting of Shareholders of Canterbury Park Holding Corporation (the "Company"). It is important that you review the Supplemental Materials in conjunction with the Original Proxy Materials.

        If you have already received the Original Proxy Materials and are receiving these Supplemental Materials as part of a separate mailing, you should complete and return the enclosed AMENDED PROXY CARD. This AMENDED PROXY CARD reflects all proposals that will be voted upon at the upcoming Annual Meeting of Shareholders of the Company. You should complete and return this AMENDED PROXY CARD, even if you have already completed and returned the proxy card that was included with the Original Proxy Materials.

        If you are receiving these Supplemental Materials along with the Original Proxy Materials, you may vote by telephone, Internet or by completing and returning by mail the enclosed PROXY CARD, as described on the Voting Instruction Form that accompanies the PROXY CARD. The PROXY CARD and the Voting Instruction Form reflect all proposals that will be voted upon at the upcoming Annual Meeting of Shareholders of the Company.

        If you have questions concerning the procedure for proxy voting you may contact the Company at (952) 445-7223.

By Order of the Board of Directors
Randall D. Sampson, President and Chief Executive Officer

Shakopee, Minnesota
May 8, 2002

CANTERBURY PARK HOLDING CORPORATION

AMENDED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 6, 2002

        Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 6, 2002, beginning at 4:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect seven (7) directors to hold office until the 2003 Annual Meeting of Shareholders or until their successors are elected.

  2.
  To consider and act upon a proposal to ratify and approve an amendment to the Company's 1994 Stock Plan to increase the number of shares authorized to be issued under such Plan by 300,000 shares to a total of 1,150,000 shares.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        THIS AMENDED NOTICE OF THE COMPANY'S ANNUAL MEETING IS BEING SENT TO YOU BECAUSE THE COMPANY HAS DETERMINED TO INCLUDE AN ADDITIONAL PROPOSAL (SET FORTH IN PROPOSAL TWO ABOVE) TO BE CONSIDERED BY THE COMPANY'S SHAREHOLDERS AT THE MEETING.

        The Board of Directors has fixed the close of business on April 12, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Richard A. Primuth, Secretary

Shakopee, Minnesota
May 8, 2002

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

CANTERBURY PARK HOLDING CORPORATION
1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

PROXY STATEMENT SUPPLEMENT

        This Proxy Statement Supplement provides additional information to the shareholders of Canterbury Park Holding Corporation ("CPHC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 6, 2002, beginning at 4:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

PROPOSAL TO AMEND THE 1994 STOCK PLAN

General Information

        In May 1994, the Board of Directors and the shareholders of the Company adopted the 1994 Stock Option Plan (the "Plan"), originally authorizing 250,000 shares of common stock for issuance pursuant to options and other awards granted under the Plan. At the 1997 Annual Meeting of Shareholders, an amendment to increase the number of shares available under the Plan by 250,000 shares was ratified and approved. Again at the 1999 Annual Meeting of Shareholders, an amendment to increase the number of shares available under the Plan by 350,000 shares was ratified and approved. At the 2000 Annual Meeting of Shareholders, an amendment to increase the annual automatic stock option grant to continuing non-employee directors from 2,000 to 3,000 per year was ratified and approved.

        The purpose of the Plan is to provide a continuing long-term incentive to selected officers, key employees and outside directors of the Company and of any subsidiary of the Company to provide a means of rewarding outstanding performance to enable the Company to maintain the competitive position to attract and retain key personnel necessary for the Company's growth and profitability. The Plan provides for the granting of awards in the form of stock options, including restricted stock, stock appreciation rights and deferred stock to key employees and non-employees, including directors of and consultants to the Company and any subsidiary.

Amendment to Stock Option Plan to Increase Authorized Shares

        The Plan currently authorizes the issuance of 850,000 shares of common stock pursuant to options granted thereunder. The Board of Directors has amended the Plan, subject to ratification by shareholders, to increase the total number of shares available under the Plan by 300,000 shares to a total of 1,150,000 shares. As of April 12, 2002, options to purchase 896,000 shares have been granted under the Plan (including options to purchase 74,000 shares granted by the Board of Directors in March, 2002, that are, in part, contingent upon approval by the shareholders of the proposed amendment to the Plan) and at such date 201,550 shares have been purchased through the exercise of options granted under the Plan. Absent stockholder approval of this amendment to the Plan, the 74,000 2002 grants would be reduced such that further options to purchase only 28,000 shares in the aggregate would be permitted. Accordingly, to maintain the full amount of the 2002 option grants, as well as to enable the Company to continue awarding options under the Plan consistent with past practice, the Board has approved and recommends for shareholder approval an increase in the shares authorized under the Plan by 300,000 shares to a total of 1,150,000 shares.

Summary of the Plan

        Options that are granted under the Plan may be either options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or those that do not qualify as Incentive Stock Options ("non-qualified stock options"). The Plan is administered by the Board of Directors, or a committee designated by the Board, which determines the persons who are to receive awards under the Plan, the type of award to be granted, the number of shares subject to each award and, if an option, the exercise price of each option.

        Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an Incentive Stock Option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Incentive Stock Options which have been granted to employees who terminate employment due to death, disability or retirement may be exercised for a period of three months after termination by the optionee or the persons to whom the rights under such Incentive Stock Option shall have passed, or until the expiration of the stated term of the option, whichever period is shorter. The term of each Incentive Stock Option, which is fixed at the date of grant, must not exceed 10 years from the date the Incentive Stock Option is granted (except that an Incentive Stock Option granted to a person holding more than 10% of the Company' s voting stock may be exercised only for five years). The exercise of an option accelerates if the Company (i) liquidates, (ii) merges or consolidates with another corporation and is not the surviving corporation or (iii) transfers all or substantially all of its assets or 75% or more of its outstanding Common Stock to another person or entity. As of the date of this proxy statement, Incentive Stock Options to acquire a total of 779,000 shares have been granted to 44 employees pursuant to the Plan. Generally, the amount of options granted to individual employees is based upon the level of responsibility of such employee.

        The Plan also provides for automatic grants of non-qualified stock options to non-employee directors of the Company. Non-employee directors receive non-qualified stock options to purchase 2,500 shares upon their election to the Board. Non-employee directors who are serving unexpired terms or reelected at an annual shareholder meeting and who have served on the Board for at least six months of the preceding 12 month period also are presently granted 10-year non-qualified stock options to purchase 3,000 shares of Common Stock during each such year. The non-qualified stock options granted to non-employee directors vest six months from the date granted and the purchase price of the shares of Common Stock subject to such options is the fair market value of the Common Stock on the date the non-qualified stock options are granted.

        The Board or committee may grant stock appreciation rights in conjunction with all or a part of any option granted under the Plan. Stock appreciation rights may be exercised only to the extent that the underlying options are exercisable and terminate upon expiration of the underlying options. Upon exercise of a stock appreciation right, an optionee is entitled to an amount in cash or shares or Common Stock equal in value to the excess of the fair market value of the Company's Common Stock over the option price per share multiplied by the number of shares for which stock appreciation rights are being exercised. Stock appreciation rights may not be granted to non-employee directors. In addition to stock appreciation rights, the Board may grant restricted stock and deferred stock. Grants of restricted stock and deferred stock may be conditioned upon the attainment of specific performance goals. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. Restricted stock and deferred stock may not be sold or otherwise transferred during the restricted or deferred period, which period may not be less than one year. During the period of the restrictions or deferral, the participants have the right to receive dividends and distributions unless the Board or committee requires such dividends and distributions to be held by the Company, subject to the same restrictions as the restricted or deferred stock. The holders of restricted stock also have the right to vote these shares. If a participant's employment is terminated during the period of the restrictions or deferral under certain circumstances, all shares still subject to restrictions or deferral will be forfeited, subject to the right of the Board or committee to waive such restrictions in the event of a participant's death, disability, retirement or under special circumstances approved by the Board or committee.

Federal Income Tax Consequences Applicable to Stock Options

        An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realized compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28%, while other income may be taxed at a higher federal rate. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

Registration with the SEC

        If shareholder approval for the proposed amendment of the Plan is received, the Company intends to file a registration statement covering the issuance of the additional shares authorized under the Plan, as amended, with the Securities and Exchange Commission.

Vote Required

        Shareholder approval of the proposed amendment to the Plan to increase the number of shares that may be issued pursuant to stock option grants requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED PURSUANT TO STOCK OPTIONS AND AWARDS GRANTED UNDER THE PLAN FROM 850,000 SHARES TO 1,150,000 SHARES.

OTHER MATTERS

        Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,
Richard A. Primuth, Secretary

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PROPOSAL TO AMEND THE 1994 STOCK PLAN
OTHER MATTERS